EXHIBIT 5.0
                                   LAW OFFICES
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   11TH FLOOR
                              734 15TH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                     ------
                            TELEPHONE: (202) 347-0300
                            FACSIMILE: (202) 347-2172


                                  WWW.EMTH.COM


                                November 25, 2008




Board of Directors
WVS Financial Corp.
9001 Perry Highway
Pittsburgh, Pennsylvania 15237

         Re:      Registration Statement on Form S-8
                  152,000 Shares of Common Stock

Ladies and Gentlemen:

         We are special counsel to WVS Financial Corp., a Pennsylvania corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement"). The Registration Statement relates to the registration of up to 152,000 shares of common stock, par value $.01 per share ("Common Stock"), of the Corporation to be issued pursuant to the Corporation's 2008 Stock Incentive Plan (the "Plan") upon the grant or exercise of stock options, stock appreciation rights or plan share awards of restricted stock (stock options and/or stock appreciation rights granted under the Plan are referred to as "Option Rights"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plan to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

         For this purpose, we have reviewed the Registration Statement and related prospectus, the Articles of Incorporation and Bylaws of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other

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Board of Directors
WVS Financial Corp.
November 25, 2008
Page 2

instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion.

         In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

         For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights and restricted stock awards will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights and restricted stock awards; (ii) on the dates the Option Rights are exercised and the restricted stock awards are vested, the Option Rights and restricted stock awards will constitute valid, legal and binding obligations of the Corporation and will be enforceable as to the Corporation in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally); (iii) the Option Rights are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

          Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, when issued pursuant to the Plan and upon receipt by the Corporation of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

         We hereby consent to the reference to this firm under the caption "Legal Opinion" in the prospectus prepared with respect to the Plan and to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                           By:      /s/ Kenneth B. Tabach
                                                    ----------------------------
                                                    Kenneth B. Tabach, a Partner